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                                                                   Exhibit 3.196

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                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                                            P.O. BOX 136, JACKSON, MS 39205-0136
                                                                  (601) 359-1333
                                                       ARTICLES OF INCORPORATION

The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or
Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. Type of Corporation

[x] Profit
[ ] Nonprofit

2. Name of the Corporation

EmCare of Mississippi, Inc.

3. The future effective date is
(Complete if applicable) [___________]

4. FOR NON PROFITS ONLY: The period of duration is [_____] years or [_____] perpetual

5. FOR PROFITS ONLY: The Number (and Classes) if any of shares the corporation is authorized to issue is (are) as follows

                                    If more than one (1) class of shares is
                                    authorized, the preferences, limitations,
                                    and relative rights of each class are as
Classes    # of Shares Authorized   follows:
-------    ----------------------   -----------------------------------------
[Common]   [1,000]                  [________________________________________

[______]   [_____]                  _________________________________________]
(See Attached)

6. Name and Street Address of the Registered Agent and Registered Office is

Name       [National Registered Agents, Inc.]

Physical
Address    [1220 Highway 51 North]

P.O. Box   [_____________________]

City, State, ZIP5, ZIP4   [Madison]   [MS]   [39110]

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7. The name and complete address of each incorporator are as follows

Name     [Leonard M. Riggs, Jr., M.D.]

Street   [1717 Main Street, Suite 5200]


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F0001 - Page 2 of 2


OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136
(601) 359-1333
Articles of Incorporation

City, State, ZIP5, ZIP4   [Dallas]   [TX]   [75201]

Name     [_______________________]

Street   [_______________________]

City, State, ZIP5, ZIP4   [______]   [__]   [_____]

Name     [_______________________]

Street   [_______________________]

City, State, ZIP5, ZIP4   [______]   [__]   [_____]

Name     [_______________________]

Street   [_______________________]

City, State, ZIP5, ZIP4   [______]   [__]   [_____]

8. Other Provisions [x] See Attached

9. Incorporators' Signatures (please keep writing within blocks)


/s/ Leonard M. Riggs, Jr., MD
-------------------------------------   ----------------------------------------


-------------------------------------   ----------------------------------------


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                                   EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.


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

                             CONSENT TO USE OF NAME

EmCare, Inc., a corporation organized and existing under the laws of the State of Delaware and qualified in the state of Mississippi, does hereby consent to the use of name and incorporation of EmCare of Mississippi, Inc. in the state of Mississippi.

                                        EMCARE, INC.


                                        By: /s/ Leonard M. Riggs, Jr., MD
                                            ------------------------------------
                                            Leonard M. Riggs, Jr., M.D.
                                            Chairman and Chief Executive Officer


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